公 证 书

中 华 人 民 共 和 国

湖北省武汉市江天公证处

重庆九尾猫实业有限公司章程

第一章　总则

第一条　为维护公司、股东的合法权益，规范公司的组织和行为，根据《中华人民共和国公司法》（以下简称《公司法》）和其他有关法律、行政法规的规定，制订本章程。

第二条　公司名称：重庆九尾猫实业有限公司（以下简称公司）

第三条　公司住所：重庆市巴南区鱼洞箭石台 46 号附 9 号。

第四条　公司营业期限：永久存续

第五条　执行董事为公司的法定代表人

第六条　公司是企业法人，有独立的法人财产，享有法人财产权。股东以其认缴的出资额为限对公司承担责任。公司以全部财产对公司的债务承担责任。

第七条　本章程自生效之日起，即对公司、股东、执行董事、监事、高级管理人员具有约束力。

第二章　经营范围

第八条 公司的经营范围：旅游项目开发；预包装食品批发、零售；企业管理咨询；利用互联网及实体店销售：农副产品；电子商务信息咨询；农业项目开发；货物进出口。（以上经营范围以公司登记机关核定为准）。

第九条　公司根据实际情况，可以改变经营范围，但须经公司登记机关核准登记。

第三章　公司注册资本

第十条　公司由 2 个股东共同出资设立，注册资本为人民币 1000 万元。

股东姓名或名称	出资额（万元）	出资方式	出资比例
孙文发	930	货币	93%
钱梅红	70	货币	7%

股东以货币出资的，应当将货币出资足额存入公司在银行开设的帐户；以非货币财产出资的，应当评估作价并依法办理其财产权的转移手续。

第十一条　股东应当按期足额缴纳各自所认缴的出资额，股东缴纳出资计划如下：

股东首次出资情况：

股东姓名或名称	出资额（万元）	出资方式	出资比例（%）	出资时间
孙文发	130	货币	13	2014-10-08
钱梅红	70	货币	[illegible]	2014-10-08

股东第二次出资情况：

股东姓名或名称	出资额（万元）	出资方式	出资比例（%）	出资时间
孙文发	800	货币	80	2028.12.25

第十二条　公司可以增加或减少注册资本。公司增加或减少注册资本，按照《公司法》以及其他有关法律、行政法规的规定和公司章程规定的程序办理。

第十三条　公司成立后，应当向股东签发出资证明书。

第四章　股东

第十四条　公司置备股东名册，记载下列事项：

（一）股东的姓名或名称及住所；

（二）股东的出资额；

（三）出资证明书编号。

记载于股东名册的股东，可以依股东名册主张行使股东权利。

第十五条　股东享有如下权利：

（一）按照其实缴的出资比例分取红利；公司新增资本时，优先按照其实缴的出资比例认缴出资；

（二）参加或委托代理人参加股东会，按照认缴出资比例行使表决权；

（三）优先购买其他股东转让的股权；

（四）对公司的经营行为进行监督，提出建议或者质询；

（五）选举和被选举为公司执行董事或监事；

（六）查阅公司会计帐簿，查阅、复制公司章程、股东会会议记录、执行董事的决定、监事的决定和财务会计报告；

（七）公司终止后，按其实缴的出资比例分得公司的剩余财产；

（八）法律、行政法规或公司章程规定的其他权利。

第十六条　股东承担如下义务：

（一）遵守法律、行政法规和公司章程，不得滥用股东权利损害公司或者其他股东的利益；

（二）按期足额缴纳所认缴的出资；

（三）在公司成立后，不得抽逃出资；

（四）法律、行政法规或公司章程规定的其他义务。

第十七条　自然人股东死亡后，由合法继承人继承其股东资格，其他股东不得对抗或妨碍其行使股东权利。

第五章 股权转让

第十八条　股东之间可以相互转让其全部或部分股权，毋须征得其他股东同意；

第十九条　股东向股东以外的人转让股权，应当经其他股东　过半数同意。股东应就其股权转让事项书面通知其他股东征求同意，其他股东自接到书面通知之日起三十日内未答复的，视为同意转让。其他股东半数以上不同意转让的，不同意的 股东应当购买该转让的股权；不购买

的，视为同意转让。

第二十条 经股东同意转让的股权，在同等条件下，其他股东有优先购买权。两个以上股东主张行使优先购买权的，协商确定各自的购买比例；协商不成的，按照各自的出资比例行使优先购买权。

第二十一条 依本章程第十八条、第十九条、第二十条的规定转让股权后，公司应当注销原股东的出资证明书，向新股东签发出资证明书，并相应修改公司章程和股东名册中有关股东及其出资额的记载。对公司章程该项修改不需再由股东会决议。

第六章 股东会

第二十二条 股东会由全体股东组成，是公司的权力机构，行使下列职权：

（一）决定公司的经营方针和投资计划；

（二）选举或者更换执行董事、非由职工代表担任的监事，决定有关执行董事、监事的报酬事项；

（三）聘任或者解聘公司经理，决定其报酬事项；

（四）审议批准执行董事的报告；

（五）审议批准监事的报告；

（六）审议批准公司年度财务预算方案、决算方案；

（七）审议批准公司年度利润分配方案和弥补亏损方案；

（八）对公司增加或者减少注册资本作出决议；

（九）对发行公司债券作出决议；

（十）对公司的合并、分立、解散、清算或者变更公司形式作出决议；

（十一）修改公司章程；

（十二）对公司向其他企业投资或者为他人提供担保作出决议；

（十三）决定聘用或解聘承办公司审计业务的会计师事务所；

（十四）国家法律、行政法规和本章程规定的其他职权。

第二十三条 股东可以自行出席股东会，也可以委托代理人出席股东会并代为行使表决权。委托代理人出席会议的，其代理人应出示股东的书面委托书。

第二十四条 首次股东会会议由出资最多的股东召集和主持。

第二十五条 股东会会议分为定期会议和临时会议。

定期会议每年召开一次，并于上一会计年度完结之后三个月之内举行。经代表十分之一以上表决权的股东，执行董事、监事提议，应当召开临时会议。

第二十六条 召开股东会会议，应当于会议召开十五日前通知全体股东，经全体股东一致同意，可以调整通知时间。

股东或者其合法代理人按期参加会议的，视为已接到了会议通知，该股东不得仅以此主张股东会程序违法。

第二十七条 股东会会议由执行董事召集和主持；执行董事不能履行职务或者不履行职务的，由监事召集和主持；监事不召集和主持的，代表十分之一以上表决权的股东可自行召集和主持。

第二十八条 股东会会议由股东按照认缴出资比例行使表决权。

第二十九条 股东会会议对所议事项作出决议，须经代表过半数以上表决权的股东通过，但是对公司修改章程，增加或者减少注册资本以及公司合并、分立、解散或者变更公司形式作出决议，须经代表三分之二以上表决权的股东通过。

第七章 执行董事、经理、监事

第三十条　公司设执行董事，由股东会选举或更换。

执行董事任期每届三年，任期届满，可连选连任。

第三十一条　执行董事对股东会负责，行使下列职权：

（一）召集股东会会议，并向股东会报告工作；

（二）执行股东会的决议；

（三）决定公司的经营计划和投资方案；

（四）制订公司的年度财务预算方案、决算方案；

（五）制订公司的利润分配方案和弥补亏损方案；

（六）制订公司增加或减少注册资本以及发行公司债券的方案；

（七）制订公司分立、合并、解散或者变更公司形式的方案；

（八）决定公司的内部管理机构的设置；

（九）决定聘任或者解聘公司副经理、财务负责人及其报酬事项；

（十）制订公司的基本管理制度；

（十一）公司章程规定或股东会授予的其他职权。

第三十二条　公司设经理，由股东会决定聘任或者解聘。经理行使以下职权：

（一）主持公司的生产经营管理工作，组织实施股东会或者执行董事的决议；

（二）组织实施公司年度经营计划和投资方案；

（三）拟订公司内部管理机构设置方案；

（四）拟订公司的基本管理制度；

（五）制定公司的具体规章；

（六）提请聘任或者解聘公司副经理、财务负责人；

（七）决定聘任或者解聘除应由执行董事决定聘任或者解聘以外的负责管理人员；

（八）股东会或执行董事授予的其他职权。

第三十三条　公司设监事一名，股东代表出任的，由股东会选举或更换；职工代表出任的，由公司职工通过职工大会民主选举产生。

执行董事、高级管理人员不得兼任监事。

监事任期每届为三年，监事任期届满，连选可以连任。

第三十四条　监事行使下列职权：

（一）检查公司财务；

（二）对执行董事、高级管理人员执行公司职务的行为进行监督，对违反法律、行政法规、公司章程或者股东会决议 的执行董事、高级管理人员提出罢免的建议；

（三）当执行董事、高级管理人员的行为损害公司的利益时，要求董事、高级管理人员予以纠正；

（四）提议召开临时股东会会议，在执行董事不依职权召集和主持股东会会议时负责召集和主持股东会会议；

（五）向股东会提出议案；

（六）法律、行政法规、公司章程规定或股东会授予的其他职权。

第八章　公司财务、会计

第三十五条　公司分配当年税后利润时，应当提取利润的百分之十列入公司法定公积金。公司法定公积金累计额为公司注册资本的百分之五十以上的，可以不再提取。

公司的法定公积金不足以弥补以前年度亏损的，在依照前款规定提取法定公积金之前，应当先用当年利润弥补亏损。

[illegible]

[illegible]

第九章　公司的解散和清算

第三十六条　公司有下列情形之一的，可以解散：

（一）公司章程规定的营业期限届满；

（二）股东会决议解散；

（三）因公司合并或者分立需要解散；

（四）依法被吊销营业执照、责令关闭或者被撤消；

（五）人民法院依据《公司法》第183条的规定予以解散。

公司有前款第（一）项情形的，可以通过修改公司章程而存续。

第三十七条　公司因章程第三十七条第（一）、（二）、（四）、（五）项的规定而解散的，应当依法组建清算组并进行清算；公司清算结束后，清算组制作清算报告，报股东会确认，并报送公司登记机关，申请注销公司登记，公告公司终止。

第三十八条　清算组由股东组成，依照《公司法》及相关法律、行政法规的规定行使职权和承担义务。

第十章　附则

第三十九条　本章程所称公司高级管理人员指公司经理、副经理、财务负责人。

第四十条　公司章程的解释权属股东会。本章程如与国家法律、法规相抵触的，以国家法律、法规为准。

第四十一条　本章程所称“以上”含本数；“过半数”不含本数。

第四十二条　公司根据需要或因公司登记事项变更的而修改公司章程的，修改后的公司章程应送公司登记机关备案。

法人签字：

2017年2月20日

Articles of Association of Chongqing CAT9 Industry Co., Ltd.

Chapter I General rules

Article I To maintain the legal rights of the shareholders, and to regularize the organization and behavior of the company, the articles are made according to rules and regulations of the Company Law *of the People's Republic of China* (hereinafter referred to as *Company Law*) and other related laws and administrative regulations.

Article II Name of company: Chongqing Cat9 Industry Co., Ltd. (hereinafter referred to as the company)

Article III Company address: Annex No. 9, Yudong Temple Shitai No. 46, Banan District, Chongqing

Article IV Term of operation: Permanent existence

Article V The Executive Director shall be the legal representative of the company.

Article VI The Company is a legal person and has independent property and thus enjoys the property right of legal person. Shareholders are liable to the company to the extent of their subscribed capital contribution, while the company is liable for the debts of the company with all its assets.

Article VII This Charter shall have binding effect on the company, shareholders, executive directors and senior supervisors from its effective date.

Chapter II Business Scope

Article VIII Business scope of company: Tourism project development, prepackaged food wholesale and retail; Enterprise management consulting; Use the Internet and physical store for sale; Subsidiary agricultural products; E-commerce information consulting; Agricultural project development; Import and export of cargos. (The above business scope will be subject to the approval of the Company's registration authority).

Article IX The Company may change its business scope according to the actual situation, but it must be approved and registered by the company registration authority.

Chapter III Company's Registered Capital

Article X The Company is jointly funded by 2 shareholders, with the registered capital of RMB 10 million.

Names or designations	Contribution amount	Contribution method	Capital contribution

of shareholders	(RMB ten thousand)		proportion
Sun Wenfa	930	Monetary capital	93%
Qian Meihong	70	Monetary capital	7%

In case of a contribution in currency, all currency contribution amounts shall be deposited in the account established in bank by the Company; In the case of making capital contributions in non-currency properties, the initiators shall go through the procedures for the transfer of property rights according to the law

Article XI Shareholders shall make full payment of their subscribed capital contributions on schedule. The shareholders' financial contributions are as follows:

Initial investment of shareholders

Names or designations of shareholders	Contribution amount (RMB ten thousand)	Contribution method	Capital contribution proportion	Contribution time
Sun Wenfa	130	Monetary capital	13	Oct. 8, 2014
Qian Meihong	70	Currency	7	Oct. 8, 2014

The second investment situation of shareholders:

Names or designations of	Contribution amount (RMB ten thousand)	Contribution method	Capital contribution	Contribution time
Sun Wenfa	800	Monetary capital	80	Dec. 25, 2028

Article XII The company may increase or reduce the registered capital.. It should be handled in accordance with the company law and other relevant laws, administrative regulations and procedures stipulated in the articles of the company.

Article XIII The Company shall issue capital contribution certificate to its shareholders after it is established.

Chapter IV Shareholder

Article XIV The Company shall purchase the register of shareholders, which records the following items:

(I) The name or designation and domicile of shareholders;

(II) The amount of capital contribution invested by each shareholder;

(III) The number of the capital contribution certificate.

The shareholders recorded on the register of shareholders may exercise their rights of shareholders in light of the register of shareholders.

Article XV Shareholders enjoy the following rights:

(I) They can draw dividends in accordance with the proportion of his physical capital contribution, and when the company has new increased capital, they have right preferentially to subscribe capital contribution in accordance with the proportion of his physical capital contribution;

(II) Attend or assign authorized agent to attend the shareholder's meeting, exercise the right to vote according to the contribution proportion;

(III) Have priority to purchase equity transferred by other shareholders;

(IV) Supervise the Company's management behavior, and offer proposals or ask for explanations;

(V) To elect or to be elected as executive director or executive supervisor of the Company;

(VI) Check accounting book of the Company, and check and copy Articles of Association, Shareholders' Meeting minutes, resolutions of executive director and supervisor, as well as financial accounting reports.

(VII) After the Company is terminated, obtain the residual property according to the contribution proportion;

(IX) Other rights specified by the laws, administrative regulations and the Articles of Association of the Company.

Article XVI The shareholders shall undertake the following obligations:

(I) Abide by laws, administrative regulations and Articles of Association; don't misuse the shareholder's rights to damage the interests of the Company or other shareholders;

(II) Pay the investment subscribed on schedule;

(III) No withdrawal of capital contribution after the Company is established;

(IV) Other obligations specified by laws, administrative regulation or Articles of Association;

Article XVII After the natural shareholder is dead, the legal successor shall inherit shareholder qualification and other shareholders shall not object or hinder it to execute shareholder rights.

Chapter V Equity Transfer

Article XVIII The shareholders can transfer all or part of equities with each other without the consent of other shareholders.

Article XIX If a shareholder intends to transfer its equity to a person other than a stockholder, the matter shall be agreed by more than half of other shareholders. Stockholders shall notify other stockholders in writing for approval of the equity transfer. In case of no reply from other stockholders within 30 days since the date of receiving written notice, it would be regarded as agreement on the transfer. Where more than half of other shareholders disagree to transfer, shareholders who don't agree to transfer shall purchase such transferred equity. Those failing to purchase shall be regarded as consent to transfer.

Article XX With the equity to be transferred approved by shareholders, other shareholders shall have the right of preemption under equal conditions. In case two or more shareholders claim to exercise the right of preemption, they shall determine the proportions of buying respectively through negotiation, and in case the negotiation fails, they shall exercise the right of preemption in accordance with the ratio of their respective contribution at the time when the equity is transferred.

Article XXI In accordance with the provision of Article 18, 19 and 20 in the Articles of Association, after the equity is transferred, the Company shall cancel the capital contribution certificate of the original shareholder and issue capital contribution certificate to the new shareholder, and modify records of relevant shareholders and capital contribution amount in the Articles of Association and register of shareholders; according to the Articles of Association, this item shall be modified without the resolutions of the Shareholders' Meeting.

Chapter VI Board of Shareholders

Article XXII The board of shareholders is composed of all shareholders, which is the Company's organ of authority, and shall exercise the following functions and powers:

(I) Determine management policy and investment plan of the Company;

(II) Elect and replace executive directors and supervisors served by non-representatives of the employees, and determine the matters related to the remuneration of executive directors and supervisors;

(III) Appoint or dismiss Company manager and decide its remuneration matters;

(IV) Examine and approve reports of the executive director;

(V) To examine and approve the report of the supervisor;

(VI) Consider and approve annual financial budget plans and final accounting plans of the Company;

(VII) Examine and approve the annual profit distribution scheme of the Company and loss makeup scheme;

(VIII) Make resolutions on the increase or decrease of registered capital of Company;

(IX) Make resolutions on the issuance of Company's bonds;

(X) Make resolutions for the merger, division, dissolution, liquidation or alteration of the Company form;

(XI) Amend the Articles of Association of the Company.

(XII) Make decisions about foreign investment or offering guarantee for others.

(XIII) Decide to appoint or dismiss certified public accountants undertaking accounting business of the Company;

(XIII) Other powers specified by the laws, administrative regulations and this articles of associations.

Article XXIII The shareholder can attend the Shareholders' Meeting in person and can also entrust the agent to attend and execute the voting right on behalf of it; if the agent to be entrusted to attend the meeting, it shall present written power of attorney of the shareholder.

Article XXIV The first shareholders meeting is convened and presided over by the shareholder with the largest capital contributions.

Article XXV The Shareholders' Meeting consists of the regular meeting and interim meeting, therein, the regular meeting shall be convened annually within three months after completion of the last accounting year and the interim meeting shall be convened through the proposal of shareholders representing over 1/10 voting right, executive directors and supervisors.

Article XXVI The Shareholders' Meeting convening shall be noticed to temporary shareholders 15 days in advance and the time can be adjusted upon the consent of all shareholders.

The shareholder or its legal agent shall be regarded to have received meeting notice when attending the meeting according to the above time, and such shareholder shall not illegally advocate procedures of the Shareholders' Meeting.

Article XXVII The Shareholders' Meeting shall be convened and presided by the executive director. When the executive director cannot perform duties or refuses to perform duties, the supervisor will be responsible for meeting convening and presiding by; If the supervisor does not convene and preside over the meeting, the shareholder with more than one-tenth voting right may convene and preside over voluntarily.

Article XXVIII The shareholders implement the vote right according to the subscribed contribution

proportion in the Shareholders' Meeting.

Article XXIX The resolutions on matters discussed by the Shareholders' Meeting shall be approved by the shareholders representing over half of the voting rights, but the resolutions on amendments of the Articles of Association, increase or decrease of registered capital and Company merger, division, dissolution or Company form change shall be approved by the shareholders representing over 2/3 voting rights.

Chapter VII Executive Director, Manager, Supervisor

Article XXX The executive director set by the Company shall be elected or replaced by the Shareholders' Meeting.

The term of executive director is three years, and further appointment is allowed by means of reelection by the end of the term.

Article XXXI The executive director is responsible for the board of shareholders, and shall exercise the following rights and powers:

(I) Convene the shareholders' meeting, and report to the shareholders' meeting;

(II) Implement resolutions of Board of Shareholders;

(III) Determine the Company's business scheme and investment scheme;

(IV) Formulate the annual financial budget plan and final accounting plan of the Company;

(V) Formulate Company's profit distribution plan and plan to cover the loss;

(VI) Formulate increasing or decreasing the registered capital and bond issuing of the Company scheme;

(VII) Prepare plans as to the division, merger, dissolution, or alteration of Company form to the Company;

(VIII) Determine the structure of the Company's internal management;

(IX) Determine the appointment or deposal of the Company's deputy manager and financial manager, as well as their remuneration.

(X) Formulate basic management rules of the Company.

(XI) Other powers conferred by the Company's articles of association or the Board of Directors.

Article XXXII The manager set by the Company shall be appointed or dismissed by the Shareholders' Meeting and shall execute the following functions and powers:

(I) Preside over the Company's production, business and management, organize to implement shareholders

meeting and implement resolutions of director;

(II) Organize to implement the annual business plan and investment scheme of the Company;

(III) Draw up setup scheme of the internal management organization of Company;

(IV) Formulate basic management rules of the Company.

(V) Formulate specific regulations of the Company;

(VI) Propose to hire or dismiss the Company's vice manager and finance officer

(VII) Decide the appointment or dismissal of the managers-in-charge other than those who shall be decided by the Executive Director;

(VIII) Other functions and powers granted by the Shareholders' Meeting or the executive director;

Article XXXIII The supervisor, as the shareholder representative, set by the Company shall be elected or replaced by the Shareholders' Meeting;

The supervisor, as the employee representative, shall be democratically elected by the Company employees through the trade union congress. The Executive Director and the senior managers shall not hold a part-time position of the Supervisor. The supervisor's terms of office is three years and may continue to serve his or her post upon expiration of his or her term if he or she is re-elected.

Article XXXIV The supervisor shall exercise the following functions and powers:

(I) Inspect financial affairs of the Company;

(II) Supervise the duty behaviors of executive directors and senior executives and propose to dismiss those who violate the laws, administrative regulations, articles of association or the resolutions of shareholders' meeting;

(III) When the behaviors of the directors and senior executives damage the interests of the Company, it requires directors, senior executives to correct;

(IV) Propose to convene the interim Shareholders' Meeting, and be responsible for convening and presiding by the Shareholders' Meeting when the executive director fails to convene and preside over such meeting.

(V) Put forward proposal to the shareholders;

(VI) Other functions and powers regulated by the laws, administrative regulations and Articles of Association, or granted by the Shareholders' Meeting.

Chapter VIII The Corporate Finance and Accounting

Article XXXV When after-tax profits of the year are distributed, the Company shall allocate 10% of the profits as the Company's legal accumulation fund. Where the accumulated amount of the statutory accumulation fund of the Company exceeds 50% of its registered capital, the withdrawal may be not allowed. When the Company's statutory accumulation fund is not sufficient to cover the losses of the previous years, current year profits shall be used to cover the losses before the statutory accumulation fund is withdrawn according to the provisions of preceding article. After withdrawing the statutory accumulation fund from the after-tax profits, upon the resolutions of the board of shareholders, the Company also can withdraw optional accumulation fund from the after-tax profits. After the Company makes up for the losses and draws public accumulated fund, the after-tax profits, will be distributed according to the proportion of investments of the shareholders.

Chapter IX Company Dissolution and Liquidation

Article XXXVI The Company may be dissolved in case of one of the following circumstances: (I) The business term stipulated by the articles of association expires;

(II) The board of shareholders has made a resolution for dissolution;

(III) Dissolution is required due to the merger or split-up of the Company;

(IV) The business license is revoked, or the Company is ordered to close down or to be cancelled in accordance with the law;

(V) The people's court gives dissolution according to the provisions of Article 183 of the Company Law of People's Republic of China.

If the Company is in the circumstance of item (1), it may survive by revising the articles of association.

Article XXXVII In case of Company dissolution as regulated in Item (I), (II), (IV) and (V) of Article 37 in the Articles of Association, the Company shall legally establish the liquidation team for liquidation; After the end of liquidation, the liquidation team shall make a liquidation report, which shall be submitted to Board of Shareholders for confirmation, and submit it to the Company Registration Authority, applying for cancellation registration of the Company, and announcing the termination of the Company.

Article XXXVIII The liquidation team shall consist of shareholders and perform functions and powers, and undertake obligations according to the provisions of the Company Law, relevant laws and administrative regulations.

Chapter X Supplementary Provisions

Article XXXIX The Company senior executives stated in the Articles of Association refer to the manager, deputy manager and finance officer of the Company.

Article XL The interpretation right of the Articles of Association shall be owned by the Shareholders' Meeting. Where the Articles of Association is in contradiction with the national laws and regulations, the later shall prevail.

Article XLI "Above" stated in the Articles of Association shall include this number; "Over half of number" shall exclude "this number".

Article XLII The modification of the articles in accordance with the need of the Company or the change in the registration matters of the Company, the modified articles shall be filed to the original registration authority of the Company.

Signature of the legal person: She Qiulin (signature)

Chongqing Feierde Industrial Co., Ltd. (seal)

Feb. 20, 2017

Banan District Query Point for Archives Information Service Center of Chongqing Administration for Industry and Commerce *(seal)*

公　　证　　书

(2017)鄂江天证字第 2128 号

申请人：重庆九尾猫实业有限公司，住所：重庆市巴南区鱼洞庙石台 46 号附 9 号，《营业执照》统一社会信用代码：**91500113304917475Y**。

法定代表人：佘秋林，男，一九九〇年八月十一日出生，公民身份号码：**500101199008112439**。

委托代理人：**BEAN　BRADFORD DOUGLAS**，男，一九五〇年六月二十二日出生，国籍：美国，美国护照号：**488277202**。

公证事项：复印件与原件相符

兹证明前面的复印件与重庆九尾猫实业有限公司法定代表人佘秋林的委托代理人 BEAN　BRADFORD DOUGLAS 出示给本公证员的《重庆九尾猫实业有限公司章程》的原件相符，前面的复印件所附的英文译本与中文原本内容相符。

中华人民共和国湖北省武汉市江天公证处

公证员：

湖北省武汉市江天公证处

二〇一七年三月三十日

IV05809024

NOTARIAL CERTIFICATE

(2017) E. J T. Z.Zi.No.2128

Applicant: Chongqing Cat9 Industry Co., Ltd. Address: Annex No.9, Yudong Temple Shitai No.46, Banan District, Chongqing City. Business License Unified Social Credit Code: 91500113304917475Y.

Legal Representative: She Qiulin, male, born on August 11, 1990, ID Card No.: 500101199008112439.

Entrusted Agent: BEAN BRADFORD DOUGLAS, male, born on June 22, 1950, Nationality: United States of America, United States of America Passport No.: 488277202.

Notarial Item: Photocopy tallies with original

This is to certify that the photocopy attached hereto is in conformity with the original Articles of Association of Chongqing Cat9 Industry Co., Ltd. that BEAN BRADFORD DOUGLAS, the entrusted agent of the legal representative of Chongqing Cat9 Industry Co., Ltd. She Qiulin, showed to me. The English translation of the duplicate attached hereto tallies with the Chinese original.

Notary: Zhang Tiandong
Wuhan Jiangtian Notary Public Office
Hubei Province
The People's Republic of China
March 30, 2017

V05809486

公　证　书

(2017)鄂江天证字第 2129 号

申请人：重庆九尾猫实业有限公司，住所：重庆市巴南区鱼洞庙石台 46 号附 9 号，《营业执照》统一社会信用代码：**91500113304917475Y**。

法定代表人：佘秋林，男，一九九〇年八月十一日出生，公民身份号码：**500101199008112439**。

委托代理人：**BEAN BRADFORD DOUGLAS**，男，一九五〇年六月二十二日出生，国籍：美国，美国护照号：**488277202**。

公证事项：译本内容与原本相符

兹证明前面的（2017）鄂江天证字第 2128 号《公证书》的英文译本内容与该公证书中文原本内容相符。

中华人民共和国湖北省武汉市江天公证处

公证员：

二〇一七年三月三十日

V05809025

NOTARIAL CERTIFICATE

(2017) E. J T. Z.Zi.No.2129

Applicant: Chongqing Cat9 Industry Co., Ltd. Address: Annex No.9, Yudong Temple Shitai No.46, Banan District, Chongqing City. Business License Unified Social Credit Code: 91500113304917475Y.

Legal Representative: She Qiulin, male, born on August 11, 1990, ID Card No.: 500101199008112439.

Entrusted Agent: BEAN BRADFORD DOUGLAS, male, born on June 22, 1950, Nationality: United States of America, United States of America Passport No.: 488277202.

Notarial Item: Translation tallies with original

This is to certify that the English translation of the Notarial Certificate (2017) E. J T. Z.Zi.No.2128 attached hereto tallies with the Chinese original.

Notary: Zhang Tiandong
Wuhan Jiangtian Notary Public Office
Hubei Province
The People's Republic of China
March 30, 2017

V05809487